                           1,772,529 COMMON SHARES


                     CONTINENTAL WASTE INDUSTRIES, INC.
                             ____________________

                           UNDERWRITING AGREEMENT


                                                       St. Petersburg, Florida
                                                           October ___, 1995


Raymond James & Associates, Inc.
First Analysis Securities Corporation
NatWest Securities Limited
  As Representatives of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

      Continental Waste Industries, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 1,500,000 common shares, $0.001 par value per share (the "Common Shares"), of the Company, to the several Underwriters named in Schedule I hereto (the "Underwriters"), and certain shareholders of the Company named in Schedule II hereto under the heading "Firm Shares" propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 272,529 Common Shares (the aggregate of such 1,772,529 Common Shares to be sold by the Company and the shareholders of the Company named in
Schedule II hereto under the heading "Firm Shares" hereinafter referred to as the "Firm Shares"). In addition, the Company and certain shareholders of the Company named in Schedule II under the heading "Additional Shares" (the shareholders named in Schedule II hereto being the "Selling Shareholders") have agreed to sell to the Underwriters, upon the terms and conditions set forth herein, up to an additional 265,879 Common Shares (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

      The Company and the Selling Shareholders wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Shareholders.

      1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form SB-2 (File No. 33-62589), as amended, including a prospectus subject to completion, relating to the Shares. Such registration statement, as amended at the time when it becomes or became effective and as thereafter amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement". The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed is referred to in this Agreement as the "Prospectus". If the

Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to include the registration statement on Form SB-2 (File No. 33-62589) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended or supplemented from time to time until the date of the Prospectus, are collectively referred to in this Agreement as the "Prepricing Prospectus".

      2. AGREEMENTS TO SELL AND PURCHASE. The Company and the Selling Shareholders (as set forth on Schedule II hereof under the heading "Firm Shares") hereby agree, severally and not jointly, to sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price of $_____ per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof).

      The Company and the Selling Shareholders named in Schedule II under the heading "Additional Shares" hereby also agree, severally and not jointly, to sell to the Underwriters the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as, in the case of a Selling Shareholder, the number of Additional Shares set forth opposite the name of such Selling Shareholder in Schedule II hereto under the heading "Additional Shares", and in the case of the Company, 245,656 Additional Shares, bears to the total number of Additional Shares. Upon the basis of the representations, warranties and agreements of the Company and the Selling Shareholders herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company up to 245,656 Additional Shares and from certain of the Selling Shareholders (in accordance with Schedule II hereof under the heading "Additional Shares") up to 20,223 Additional Shares, in each case at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares as adjusted pursuant to Section 11 hereof) bears to the total number of Firm Shares.

      3.   TERMS OF PUBLIC OFFERING.  The Company and the Selling
Shareholders have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

      4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on October ___, 1995 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

      Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company and the Selling Shareholders that are selling Additional Shares of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company and the Selling Shareholders that are selling Additional Shares by you at any time prior to the 28th day after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement among you and the Company.

      Certificates for the Firm Shares and for any Additional Shares shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in federal (same day) funds to the designated account(s) established on behalf of the Company at LaSalle National Bank, N.A.

      5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

            (a) The Company will use its best efforts to cause the Registration Statement to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in subsection 5(e) hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act by the close of business in New York on the business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the Act by the close of business in New York on the business day immediately following the date hereof.

            (b) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

            (c) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised (with a reasonable opportunity to review such amendment or supplement) or to which you have reasonably objected after being so advised.

            (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

            (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer.

            (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

            (g) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the Provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

            (h) During the period ending three years from the date hereof, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to shareholders or filed with the Commission, the NASD or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

            (i) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be

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terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Selling Shareholders to perform any agreement herein or to comply with any of the terms or provisions hereof, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and fees and expenses of counsel for the Underwriters but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

            (j) The Company will apply the net proceeds payable to it from the sale of the Shares for the purposes set forth under "Use of Proceeds" in the Prospectus.

            (k) If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

            (l) For a period of 120 days after commencement of the public offering of the Shares by the Underwriters, the Company will not, without the prior written consent of Raymond James & Associates, Inc., sell, contract to sell or otherwise dispose of any Common Shares or rights to purchase any Common Shares, except (i) to the Underwriters pursuant to this Agreement, (ii) upon the exercise of currently outstanding warrants and options, and (iii) not more than 400,000 Common Shares to be issued in connection with the acquisition of businesses by the Company, provided that the recipients of Common Shares referred to in clause (iii) agree that they will not sell such Common Shares prior to 120 days after the commencement of the public offering of the Shares by the Underwriters.

            (m) Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any quarterly unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

            (n) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

            (o) The Company will timely file with the National Association of Securities Dealers Automated Quotation System National Market ("Nasdaq National Market") all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

      6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

            (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act. The foregoing shall not apply to the information contained in the last paragraph of the cover page of the Prospectus and the information contained in paragraphs one, three, seven (the first sentence only), eleven, twelve, and thirteen of the section of the Prospectus captioned "Underwriting" which was furnished to the Company by any Underwriter through the Representatives specifically for use in the Registration Statement and Prospectus and which constitute the only written information furnished by or on behalf of any Underwriter to the Company for such use (collectively the "Underwriter Information"). The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

            (b) The Registration Statement (including any Rule 462 Registration Statement), in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Underwriter Information.

            (c) The capitalization of the Company is and will be as set forth in the Prospectus as of the date thereof. All the outstanding Common Shares have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold to the Underwriters by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms in all respects to the description contained in the Prospectus (or any amendment or supplement thereto) under the caption "Description of Capital Stock"; and the delivery of certificates for the Shares pursuant to the terms of this Agreement and payment for the Shares will pass valid title to the Shares, free and clear of any lien, charge, claim, security interest, other encumbrance or defect in title to the several Underwriters purchasing the Shares in good faith and without notice of any lien, charge, claim, security interest, other encumbrance or defect in title. The certificates for the Shares are in valid and sufficient form.

            (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined in subsection 6(e) hereof) taken as a whole.

            (e) Except for the subsidiaries set forth in Exhibit 21 to the Registration Statement, the Company does not own an interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization. Each of the subsidiaries set forth on Exhibit 21 to the Registration Statement (collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation with full power (corporate and other) and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and (except as indicated on Exhibit 21 to the Registration Statement) are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any lien, charge, claim, equity, security interest or other encumbrance.

            (f) There are no legal or governmental actions, suits or proceedings pending or threatened, against the Company or any Subsidiary, or to which the Company or any Subsidiary, or to which any of their respective properties, is subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but which are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving the

Company or any Subsidiary, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, prospects, business, net worth or results of operations of the Company and the Subsidiaries taken as a whole, nor is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not disclosed or filed as required by the Act. All such contracts to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and legally binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof, and neither the Company nor any Subsidiary any other party, is in breach of or default under any of such contracts, other than a breach or default that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company and its Subsidiaries taken as a whole.

            (g) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation, bylaws, or other organizational documents, or in material violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary, or in default in any material respect, except as disclosed in the Registration Statement or Prospectus, in the performance of any obligation, agreement or condition contained in (i) any bond, debenture, note or any other evidence of indebtedness, or (ii) any other agreement to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound, other than a default that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company and its Subsidiaries taken as a whole; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, other than an event of default that would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth, or results of operations of the Company and its Subsidiaries taken as a whole.

            (h) The execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

            (i) None of the offer, issuance, sale or delivery of the Shares, the execution, delivery or performance of this Agreement by the Company, the compliance by the Company with all provisions hereof, or the consummation by the Company of the transactions contemplated hereby, including the distribution of the Shares by the Underwriters (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, or official (except such as may be required for the registration of the Shares under the Act and compliance with the securities laws of any state or the bylaws and rules of the NASD, all of which will be, or have been, effected in accordance with this Agreement),
(ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws, or other organizational documents, of the Company or any Subsidiary, or any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company, any Subsidiary or any of their respective properties, or (iv) results in the creation or imposition of any lien, claim, charge, security interest or other encumbrance upon any property or assets of the Company or any Subsidiary.

            (j) Except as set forth in the Registration Statement or the Prospectus, the Company does not have outstanding and at the Closing Date (and the Additional Closing Date, if applicable) will not have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement that have not been satisfied or heretofore waived in writing, if required.

            (k) To the best knowledge of the Company, Arthur Andersen LLP, KPMG Peat Marwick LLP and Darrell T. Schvaneveldt, the certified public accountants who have audited the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

            (l) The financial statements, including the pro forma financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations, shareholders' equity and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

            (m) Except as set forth in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company and the Subsidiaries,
(ii) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance,
(iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and the Subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations, (iv) there has not been any change in the capital stock of the Company or any Subsidiary (other than upon the sale of the Shares and upon the exercise of options and warrants described in the Prospectus) or any material change in the indebtedness of the Company and the Subsidiaries (other than in the ordinary course of business), and (v) there has not been any material adverse change, or any development involving or which would be expected to involve a potential future material adverse change, in the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries.

            (n) The Company and each Subsidiary has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it or otherwise necessary for the conduct of its business, free and clear of all liens, claims, charges, security interests or other encumbrances except (i) such as are described in the Prospectus or (ii) such as could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole. The property (real and personal) held under lease by the Company or the Subsidiaries is held under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

            (o) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act.

            (p) The Company has not taken, and will not take, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

            (q) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

            (r) The Company and each Subsidiary has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities, including authorization given by consent order, agreed order, consent decree, letter approval, consent of conduct, formal or informal regulatory interpretation, policy document, guidance document, internal agency memorandum or any and all similar approvals or authorizations (each, a "Permit", and collectively "Permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be described in the Prospectus, with only such exceptions as in the aggregate not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; the Company and each Subsidiary has fulfilled and performed all of its obligations with respect to each such Permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be described in the Prospectus, with only such exceptions as in the aggregate could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and, the Prospectus sets forth an accurate and complete description of the restrictions related to such Permits.

            (s) The Company and the Subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the federal government. The Company and the Subsidiaries have complied and will comply in all material respects with the terms of all certifications and representations made to the federal government in connection with the submission of any bid or proposal or any contract. The Company and the Subsidiaries have complied and will comply in all material respects with their obligations under their agreements and contracts with the federal government and agencies thereof.

            (t) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (u) Neither the Company nor any Subsidiary has, directly or indirectly, at any time during the past five years (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

            (v) The Company and the Subsidiaries have obtained all Permits required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"). The Company and the Subsidiaries are in material compliance with all terms and conditions of all required Permits, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws other than as set forth in the Prospectus. There is no pending or threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including but not limited to notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Emergency Planning and Community Right to Know Act of 1986, as amended ("EPCRA"), the Clean Air Act, as amended ("CAA"), or the Clean Water Act, as amended ("CWA") and similar federal, state, local, or foreign laws) involving the Company or the Subsidiaries other than as set forth in the Prospectus. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, in all material respects, with Environmental Laws, or which may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, EPCRA, CAA, CWA or similar federal, foreign, state or local laws other than as set forth in the Prospectus.

            (w) The Company and the Subsidiaries own and have full right, title and interest in and to, or have valid licenses to use, each material trade name, trademark or service mark under which the Company or any Subsidiary conducts its business, and the Company and the Subsidiaries have created no lien or encumbrance on, or granted any right or license with respect to, any such trade name, trademark or service mark; there is no claim pending against the Company or any Subsidiary with respect to any trade name, trademark or service mark and neither the Company nor any Subsidiary has received notice that any trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

            (x) All offers and sales by the Company and the Subsidiaries of their securities prior to the date hereof were made in compliance with the Act and all other applicable federal and state laws or regulations.

            (y) The Shares have been duly authorized for trading on the Nasdaq National Market subject to notice of issuance.

            (z) All federal, foreign, state and local tax returns required to be filed by or on behalf of the Company or any Subsidiary with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of a valid extension) with the appropriate federal, foreign, state and local authorities and all such tax returns, as filed, are accurate in all material respects. All federal, foreign, state and local taxes (including estimated tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company or any Subsidiary have been paid or reflected as a liability on the financial statements of the Company and the Subsidiaries for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements. All deficiencies asserted as a result of any federal, foreign, state or local tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. No state of facts exists or has existed which would constitute grounds for the assessment of any tax liability with respect to the periods which have not been audited by appropriate federal, foreign, state or local authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, foreign, state or local tax return for any period. On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

            (aa) Except as set forth in the Prospectus, there are no transactions with affiliates, as defined in Rule 405 promulgated under the Act, which are required by the Act to be disclosed in the Registration Statement.

      7. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS. Each of the Selling Shareholders hereby severally represents and warrants to each Underwriter on the date hereof (except as otherwise set forth herein), and shall be deemed to severally represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

            (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the "Power of Attorney") and the Custody Agreement (the "Custody Agreement") referred to in the last paragraph of this Section 7, and for the sale and delivery of the Shares to be sold by such Selling Shareholder, have been obtained; and such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder.

            (b) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and constitute valid and legally binding agreements of each such Selling Shareholder enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties are bound, or under any order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder or the business or property of such Selling Shareholder.

            (c) Such Selling Shareholder has, and immediately prior to the Closing Date will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever, and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters), will pass to the several Underwriters.

            (d) Such Selling Shareholder will not directly or indirectly, assign, transfer, offer, sell, hypothecate, or otherwise dispose of any Common Shares (or securities convertible into or exchangeable for or any rights to purchase or acquire Common Shares), and will not in any way reduce his, her or its risk of ownership or investment in any Common Shares, prior to the expiration of 120 days from the date that the Prospectus is first filed pursuant to Rule 424(b) under the Act, without your prior written consent.

            (e) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

            (f) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body has been or is required for the consummation by the Selling Shareholder of the transactions on his part contemplated in this Agreement, the Power of Attorney or the Custody Agreement, except such as have been duly obtained under the Act and such as may be required under state securities laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares to be sold by the Selling Shareholder.

            (g) Such Selling Shareholder is familiar with the Registration Statement, the Prepricing Prospectus and the Prospectus and has no knowledge of any material fact or condition not set forth in the Registration Statement, the Prepricing Prospectus or the Prospectus which has adversely affected, or may adversely affect, the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, and the sale of the Shares proposed to be sold by such Selling Shareholder is not prompted by any such knowledge.

            (h) All information with respect to such Selling Shareholder contained in the Registration Statement, the Prepricing Prospectus and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto) complied and will comply in all material respects with all applicable provisions of the Act, contains and will contain all statements required to be stated therein in accordance with the Act, and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

            (i) To the best knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 6 hereof are true and correct.

            (j) The Selling Shareholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

            (k) On the Closing Date, and Additional Closing Date, if any, all stock transfer and other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Shareholder will have been fully paid for by such Selling Shareholder and all laws imposing such taxes will have been fully complied with.

      In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Shareholders severally agree to deliver to you at least two days prior to the Closing or, Additional Closing, if any, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

      Each of the Selling Shareholders represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to the Company, as custodian (the "Custodian"), and that such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you, appointing Jeffrey E. Levine and Carlos E. Aguero as such Selling Shareholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority, acting individually or collectively, to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in
Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder or otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement. Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholders under the Custody Agreement are subject to the interest of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable.
Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If any individual Selling Shareholder or any executor or trustee should die or become incapacitated, or if any such estate or trust shall be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

      8. EXPENSES. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company and, unless otherwise paid by the Company, the Selling Shareholders will pay or cause to be paid (in such proportions as they may agree among themselves) the following: (i) the fees, disbursements and expenses of the Company's and Selling Shareholders' counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers, (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Blue Sky memoranda, the Power of Attorney, the Master Agreement Among Underwriters, this Agreement, the Selected Dealer Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares, (iii) all expenses in connection with the qualification of the Shares for offering and sale under Blue Sky laws, including the fees of the counsel for the Underwriters in connection therewith, (iv) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto,
(v) the cost of preparing stock certificates, (vi) the costs and charges of any transfer agent or registrar, (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters, (viii) all other fees, costs and expenses referred to in Item 25 of the Registration Statement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder which are not otherwise specifically provided for in this Section 8. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in subsection 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in subsection 5(i) hereof.

      9. INDEMNIFICATION AND CONTRIBUTION. The Company and the Selling Shareholders severally but not jointly agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the Underwriter Information) or arising out of or based upon any inaccuracy in the representations and warranties of the Company or the Selling Shareholders contained herein or any failure of the Company or the Selling Shareholders to perform their respective obligations hereunder or under law; provided, however, that with respect to any untrue statement or omission made in any Prepricing Prospectus, the indemnity agreement contained in this Section 9 shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased the Shares concerned if both (a) a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act, and (b) the untrue statement or omission in the Prepricing Prospectus was corrected in the Prospectus. Notwithstanding anything in this Section 9, in no event shall any Selling Shareholder's obligation under this Section 9 exceed the total net proceeds from the offering received by such Selling Shareholder (it being agreed that the Company shall bear the balance).

      In addition to its other obligations under this Section 9, the Company and the Selling Shareholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Shareholders herein or failure to perform their obligations hereunder, all as set forth in this
Section 9, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Selling Shareholders' obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company together with interest, compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. or any successor entity (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

      If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or the Selling Shareholders, such Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (an "indemnifying party", or if more than one, the "indemnifying parties"), and such indemnifying party or indemnifying parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses associated therewith. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the Company and the Selling Shareholders shall not be liable for the fees and expenses of more than one counsel unless (i) the indemnifying party or indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying party or indemnifying parties have failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party or indemnifying parties, and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may not be available to the Company, or that representation of such indemnified party and any indemnifying party or indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party or indemnifying parties shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (notwithstanding its (their) obligation to bear the fees and expenses of such counsel)). The indemnifying party or indemnifying parties shall not be liable for any settlement of any such action effected without its or their, as applicable, written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party or indemnifying parties agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

      Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholders, to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to each Underwriter, but only with respect to the Underwriter Information. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or the Selling Shareholders based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Shareholders by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Shareholders shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

      In addition to its other obligations under this Section 9, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 9 which relates to Underwriter Information, it will reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company (and, to the extent applicable, each officer, director, controlling person or Selling Shareholder) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

      If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first or fourth paragraph of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company and the Selling Shareholders or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or relates to Underwriter Information on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

      Notwithstanding the second and fifth paragraphs of this Section 9, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses accrue. The indemnity, contribution and reimbursement agreements contained in Section 9 and the representations and warranties of the Company and the Selling Shareholders, respectively, set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company or the Selling Shareholders, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company or the Selling Shareholders, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

      It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the second and fifth paragraphs of this Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second and fifth paragraphs of this Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second and fifth paragraphs of this Section 9.

      10. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

            (a) If the Registration Statement is not already effective, it shall have become effective not later than 9:30 a.m., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b), 430A, and 462 under the Act shall have been timely made.

            (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock (other than pursuant to the exercise of outstanding options and warrants described in the Prospectus) of the Company or any Subsidiary or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any Subsidiary, (ii) except as described in the Registration Statement or the Prospectus, no material verbal or written agreement or other transaction shall have been entered into by the Company or any Subsidiary, which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company and the Subsidiaries,
(iii) no loss or damage (whether or not insured) to the property of the Company or any Subsidiary shall have been sustained which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, (iv) no legal or governmental action, suit or proceeding affecting the Company or any Subsidiary which is material to the Company and the Subsidiaries or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, prospects, management, net worth or results of operations of the Company and the Subsidiaries which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

            (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Shefsky Froelich & Devine Ltd., as counsel for the Company and the Selling Shareholders, dated the Closing Date, satisfactory to you and your counsel, to the effect that:

                  (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify could not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (ii) Each Subsidiary is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and is duly registered and qualified to conduct its business and is in good standing in each other jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify could reasonably be expected to not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (except as indicated on Exhibit 21 to the Registration Statement) all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, charge, claim, equity or other encumbrance.

                  (iii) The capital stock of the Company conforms in all respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

                  (iv) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders to the Underwriters) have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, to the best knowledge of such counsel after reasonable inquiry, similar rights.

                  (v) To the best knowledge of such counsel, all offers and sales by the Company and the Subsidiaries of their capital stock were made in compliance with the registration provisions of the Act and the registration provisions of all other applicable state and federal laws or regulations.

                  (vi) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or, to the best knowledge of such counsel after reasonable inquiry, similar rights.

                  (vii) The form of certificates for the Shares conforms in all material respects to the requirements of the applicable corporate laws of the State of Delaware.

                  (viii) The Registration Statement has become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

                  (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (x) Neither the Company nor any Subsidiary is in violation of its certificate or articles of incorporation, bylaws, or other organizational documents or, to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in (A) any bond, indenture, note or other evidence of indebtedness, or (B) any other agreement material to the Company and the Subsidiaries taken as a whole, except as has been set forth in the Prospectus; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any Subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                  (xi) None of the offer, issuance, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, the compliance by the Company with all provisions hereof, or the consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation, bylaws, or other organizational documents, of the Company or any Subsidiary or any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties is bound that is known to such counsel after reasonable inquiry, (B) results or will result in the creation or imposition of any lien, claim, charge, security interest, or other encumbrance upon any property or assets of the Company or any Subsidiary, or (C) violates or will violate any statute, law, regulation, ruling, (assuming compliance with all applicable state securities laws) filing, judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties.

                  (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, or official (except such as may be required for the registration of the Shares under the Act or compliance with state securities laws) is required on the part of the Company or the Selling Shareholders in connection with the purchase and distribution by the Underwriters of the Shares.

                  (xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act. Without limiting the generality of the foregoing, any Rule 434 Prospectus conforms in all material respects with the requirements of Rule 434 under the Act.

                  (xiv) To the best knowledge of such counsel after reasonable inquiry, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company or any Subsidiary, or to which the Company or any Subsidiary, or any of their respective properties, is subject, that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

                  (xv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary except (A) where such violation does not and could not be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole, and (B) as to violations concerning the storage, disposal, generation, transportation, handling or treatment of waste material or hazardous substances.

                  (xvi) The property described in the Prospectus held under lease by the Company or any Subsidiary is held under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (xvii) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or any Subsidiary for the purchase of materials or the sale of products, entered into in the normal course of business) and such agreements, contracts, indentures, leases or other documents or instruments are fairly summarized, or disclosed therein, and filed as exhibits thereto as required, and such counsel does not know, after reasonable inquiry, of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed which have not been so summarized or disclosed or filed.

                  (xviii) Such counsel has no reason to believe that the descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to describe certain of the provisions thereof, are other than accurate or fail to fairly present the information required to be shown.

                  (xix) The Company is not an "investment company", an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xx) This Agreement, the Power of Attorney and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders and constitute valid and legally binding agreements of each such Selling Shareholder enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting enforcement of creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law. The performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note agreement, lease or other agreement or instrument of which such counsel is aware and to which such Selling Shareholder is a party or by which such Selling Shareholder or such Selling Shareholder's properties are bound, or under any order, rule or regulation, known to such counsel after reasonable inquiry, of any court or governmental agency or body applicable to such Selling Shareholder or the business or property of such Selling Shareholder.

                  (xxi) Immediately prior to the Closing Date each of the Selling Shareholders has good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever, and full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

                  (xxii) Good and valid title to the Shares, free and clear of all liens, encumbrances, equities, shareholder agreements, voting trusts or claims of any nature whatsoever (other than those arising by or through the Underwriters) has been transferred to each of the several Underwriters.

            In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, upon an opinion or opinions, each dated the Closing Date, of other counsel as to matters governed by the laws of jurisdictions other than the United States or the General Corporation Law of the State of Delaware provided that (1) each such local counsel is acceptable to you and your counsel, (2) counsel shall state in their opinion that they believe that they and you are justified in relying thereon, and (3) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is in form and substance satisfactory to you. In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

            In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel after reasonable inquiry" or "known to such counsel after reasonable inquiry", such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company or the Subsidiaries as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

            In rendering such opinion, such counsel may rely upon a certificate of the Selling Shareholders as to matters of fact (i) with respect to ownership of and liens, encumbrances, equities or claims on the Shares sold by the Selling Shareholders, and (ii) with respect to any agreements, mortgages, deeds of trust, voting trusts, notes, leases or other instruments provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates.

            In addition to the opinion set forth above, such counsel shall state that during the course of their participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused them to believe that the Registration Statement and the Prospectus or any amendment thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Varnum, Riddering, Schmidt & Howlett LLP, satisfactory to you and your counsel, to the effect that:

                  (i) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary except where such violation does not and could not be reasonably expected to have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (ii) To the best knowledge of such counsel after reasonable inquiry, the Company and each Subsidiary has all Permits necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be described in the Prospectus, with only such exceptions as in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; the Company and each Subsidiary has fulfilled and performed all of its obligations with respect to each such Permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be described in the Prospectus, with only such exceptions as in the aggregate could not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any Subsidiary.

                  (iii) The descriptions in the Prospectus of environmental, health or safety statutes, regulations or legal or governmental proceedings, insofar as they purport to describe certain of the provisions thereof, are accurate and do not fail to fairly present the information required to be shown.

            In rendering such opinion, in each case where such opinion is qualified by "the best knowledge of such counsel after reasonable inquiry" or "known to such counsel after reasonable inquiry", such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company or the Subsidiaries as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall state that such counsel has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures.

            In addition to the opinion set forth above, such counsel shall state that during the course of such counsel's participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel which has caused such counsel to believe that the Registration Statement and the Prospectus or any amendment thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Juan Jose Lao Martin, satisfactory to you and your counsel.

          (f) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion satisfactory to you and your counsel of Mexican counsel satisfactory to you and your counsel.

            (g) You shall have received on the Closing Date an opinion of McDermott, Will & Emery, as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (h) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Arthur Andersen LLP, KPMG Peat Marwick LLP and Darrell T. Schvaneveldt, independent certified public accountants, substantially in the forms heretofore approved by you.

            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith, and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this subsection 10(i) and subsection 10(j) hereof.

            (j) The Company shall not have failed in any respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

            (k) You shall have received a certificate, dated on and as of the Closing Date, by or on behalf of each of the Selling Shareholders to the effect that as of such Closing Date such Selling Shareholder's representations and warranties in this Agreement are true and correct as if made on and as of such Closing Date, and that such Selling Shareholder has performed all such Selling Shareholder's obligations and satisfied all the conditions on such Selling Shareholder's part to be performed or satisfied at or prior to the Closing Date.

            (l) The Company and the Selling Shareholders shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

            (m) At or prior to the Closing Date, you shall have received the written commitment of each of the Company's officers and directors and each of the shareholders of the Company who own Common Shares that have not been registered under the Act (with the exception of shareholders owning not more than 150,000 Common Shares) that they will not directly or indirectly, assign, transfer, offer, sell, hypothecate, or otherwise dispose of any Common Shares (or securities convertible into or exchangeable for or any rights to purchase or acquire Common Shares), and will not in any way reduce his, her or its risk of ownership or investment in any Common Shares, prior to the expiration of 120 days from the date that the Prospectus is first filed pursuant to Rule 424(b) under the Act, without your prior written consent.

      All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

      The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 10 shall be dated as of the Additional Closing Date and the opinions called for by this Section 10 shall be revised to reflect the sale of Additional Shares.

      If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

      11. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto; (b) release of notification of the effectiveness of the Registration Statement by the Commission; and (c) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

      If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase is not more than 15% of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Master Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than 15% of the aggregate number of Firm Shares and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case which does not result in termination of this Agreement, either you or the Company and the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

      12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Selling Shareholders by notice to the Company and the Selling Shareholders, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Common Shares shall have been suspended by the Commission or the Nasdaq National Market, (ii) trading in securities generally on the New York Stock Exchange, or Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or market or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

      13. MISCELLANEOUS. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company or Selling Shareholders, to the office of the Company at Continental Waste Industries, Inc., 67 Walnut Avenue, Suite 103, Clark, New Jersey, 07066, Attention: Carlos
E. Aguero, with a copy to Shefsky Froelich & Devine Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois, 60611, Attention: Michael J. Choate, or
(ii) if to you, as Representatives of the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716,
Attention: Thomas W. Mullins, with a copy to McDermott, Will & Emery, 227 West Monroe Street, Suite 5500, Chicago, Illinois 60606, Attention: Thomas J. Murphy.

      This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 9 hereof, the Selling Shareholders and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

      14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without reference to choice of law principles thereunder.

      This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

      This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

      The Company, the Selling Shareholders and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                         *      *      *      *      *

      Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                          Very truly yours,

                                          CONTINENTAL WASTE INDUSTRIES, INC.


                                          By:
                                             -------------------------------
                                          Name:
                                          Title:


                                          SELLING SHAREHOLDERS


                                          By:
                                             -------------------------------
                                          Name:
                                          Title:

                                          As Attorney-in-Fact acting on behalf
                                          of each of the Selling Shareholders
                                          named in Schedule II hereto.

CONFIRMED as of the date first above
mentioned, on behalf of itself and the
other several Underwriters named in
Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.


By:
   --------------------------------
Name:
Title:


FIRST ANALYSIS SECURITIES CORPORATION


By:
   --------------------------------
Name:
Title:


NATWEST SECURITIES LIMITED


By:
   --------------------------------
Name:
Title:

                                  SCHEDULE I


                                                                      Number
                                                                        of
Name                                                                  Shares
----                                                                  ------

Raymond James & Associates, Inc.....................................__________
First Analysis Securities Corporation...............................__________
NatWest Securities Limited..........................................__________



Total.............................................................1,772,529
                                                                  ---------
                                                                  ---------

                                  SCHEDULE II

I.  FIRM SHARES

                                                                     Number
                                                                    of Firm
Selling Shareholders                                                 Shares
--------------------                                                 ------

Environmental Venture Fund Limited Partnership.....................  94,660
Apex Investment Fund, L.P..........................................  59,620
The Productivity Fund Limited Partnership..........................  45,720
Jerome Case.........................................................    733
Michael Coble.......................................................    567
Robert Coble........................................................    400
Robert Coble & Amy Coble (as joint tenants).........................    167
Thomas Coble........................................................  5,033
Thomas Coble & Barbara Coble (as joint tenants).....................  3,333
Catherine Dassow....................................................    400
Tommy Drewery.......................................................    148
Gregory Gibson.....................................................  40,862
Richard Ginsberg...................................................   9,700
Victoria Halloran..................................................     803
JJB Hilliard WL Lyons, Inc..........................................    383
Roger McDonald......................................................  3,000
George Plews........................................................  7,000

Total.............................................................. 272,529
                                                                    -------
                                                                    -------


II.  ADDITIONAL SHARES

                                                                   Number of
                                                                   Additional
Selling Shareholders                                                 Shares
--------------------                                                 ------

Michael J. Drury...................................................  10,223
Joel Stone.........................................................  10,000



Total..............................................................  20,223
                                                                     ------
                                                                     ------